Exhibit 10.50

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Burlington Stores, Inc.

Non-Qualified Stock Option Agreement

This agreement evidences a stock option granted by Burlington Stores, Inc. (formerly Burlington Holdings, Inc.), a Delaware corporation (the “Company”), to the undersigned (the “Employee”), pursuant to, and subject to the terms of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and of which the Employee hereby acknowledges receipt.  For the purpose of this Agreement, the “Grant Date” shall mean _____________.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.Grant of Option.  This agreement evidences the grant by the Company on the Grant Date to the Employee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following shares of Common Stock of the Company (the “Shares”) as set forth below.

_________ shares of Common Stock (the “Options”), subject to adjustment as provided in the Plan.

Exercise Price: [$____]

The Option evidenced by this agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.Vesting and Exercisability.

(a)	Vesting of Options. Except as otherwise specifically provided herein, the Options shall vest according to the following schedule:
(i)	25% on the first anniversary of the Grant Date;
(ii)	25% on the second anniversary of the Grant Date;
(iii)	25% on the third anniversary of the Grant Date; and
(iv)	25% on the fourth anniversary of the Grant Date.

All Options shall become exercisable in the event the Employee is terminated by the Company or a Subsidiary without Cause within the one year period immediately following a Change in Control.

(b)

Exercisability of Option.  Subject to the terms of the Plan, Options may be exercised in whole or in part at any time following such time as such Option vests.  The latest date on which an Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

3.Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Employee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.

4.Cessation of Employment.  Unless the Committee determines otherwise, the following will apply if the Employee’s employment with the Company and its Subsidiaries ceases:

(a)	Options that have not vested will terminate immediately; and
(b)

The vested Options will remain exercisable for the shorter of (i) a period of 60 days from the date such Employee’s employment ceases, (ii) 365 days from the date such Employee’s employment ceases in the case of cessation of employment as a result of Employee’s death or Disability or (iii) the period ending on the Final Exercise Date, and will thereupon terminate.

(c)

Notwithstanding the foregoing, all Options will terminate immediately if the Employee’s employment is terminated for Cause or the Employee breaches any non-competition obligation he or she has to the Company under any agreement.

5.Legends, Retention of Shares, etc.  Shares of Common Stock issued upon exercise of the Option shall bear such legends as may be determined by the Committee prior to issuance.  Unvested Shares purchased by the Employee upon an exercise of the Option may be retained by the Company until such Shares vest.  An Employee shall have no shareholder rights, including the right to vote or receive dividends, until such Shares are issued.

6.Transfer of Option. This Option is not transferable by the Employee other than by the laws of descent and distribution.

7.Effect on Employment.  Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option shall give the Employee any right to be retained in the employ of the Company or its Subsidiaries, affect the right of the Company or its Subsidiaries to discharge or discipline the Employee at any time or affect any right of Employee to terminate his employment at any time.

8.Certain Important Tax Matters.  The Employee expressly acknowledges that the Employee’s rights hereunder, including the right to be issued Shares upon exercise of Options, are subject to the Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Committee in its discretion) all taxes required to be withheld.  The Employee also authorizes the Company or its Subsidiaries to withhold such amount from any amounts otherwise owed to the Employee.

9.Provisions of the Plan.  This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Employee.  By exercising all or any part of this Option, the Employee agrees to be bound by the terms of the Plan and this Option.  In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

10.Non-Compete, Non-Solicitation; Confidentiality.

(a)

In further consideration of the Award granted to Employee hereunder, Employee acknowledges and agrees that during the course of Employee’s employment with the Company and its Subsidiaries Employee shall become familiar, and during Employee’s employment with the predecessors of the Company and its Subsidiaries, Employee has become familiar, with the Company’s trade secrets and with other confidential information and that Employee’s services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Employee agrees that, during his or her employment with the Company and, if the Employee terminates his or her employment with the Company for any reason, for a period of one year thereafter (the “Non-Compete Period”), Employee shall not directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant or otherwise) own any interest in, operate, invest in, manage, control, participate in, consult with, render services for (alone or in association with any person or entity), in any manner engage in any business activity on behalf of a Competing Business within any geographical area in which the Company or its Subsidiaries currently operates or plans to operate.  Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.  For purposes of this paragraph, “Competing Business” means each of the following entities, together with their respective subsidiaries and affiliates: TJ Maxx, Marshall’s, Ross Stores, Steinmart, Century 21, Forman Mills and Schottenstein Stores.

(b)

During the Non-Compete Period, Employee shall not, directly or indirectly, and shall ensure that any person or entity controlled by Employee does not, (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire, directly or through another person, any person (whether or not solicited) who was an Employee of the Company or any Subsidiary at any time within the one year period before Employee’s termination from employment, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, assist any Competing Business or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (Employee understands that any person or entity that Employee contacted during the one year period prior to the date of Employee’s termination of employment for the purpose of soliciting sales from such person or entity shall be regarded as a “potential customer” of the Company and its Subsidiaries as to whom the Company has a protectible proprietary interest) or (iv) make or solicit or encourage others to make or solicit directly or indirectly any defamatory statement or communication about the Company or any of its Subsidiaries or any of their respective businesses, products, services or activities (it being understood that such restriction shall not prohibit truthful testimony compelled by valid legal process).

(c)

Employee acknowledges and agrees that the information, observations and data (including trade secrets) obtained by Employee while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries are the confidential information (“Confidential Information”), and the property, of the Company and/or its Subsidiaries.  Without limiting the foregoing, the term “Confidential Information” shall be interpreted as broadly as possible to include all observations, data and other information of any sort that are (i) related to any past, current or potential business of the Company or any of its Subsidiaries or any of their respective predecessors, and any other business related to any of the foregoing, and (ii) not generally known to and available for use by those within the line of business or industry of the Company or by the public (except to the extent such information has become generally known to and available for use by the public as a direct or indirect result of Employee’s acts or omissions) including all (A) work product; (B) information concerning development, acquisition or investment opportunities in or reasonably related to the business or industry of the Company or any of its Subsidiaries of which Employee is aware or becomes aware during the term of his employment; (C) information identifying or otherwise concerning any current, former or prospective suppliers, distributors, contractors, agents or customers of the Company or any of its Subsidiaries; (D) development, transition, integration and transformation plans, methodologies, processes and methods of doing business; (E) strategic, marketing, promotional and financial information (including all financial statements), business and expansion plans, including plans and information regarding planned, projected and/or potential sales, pricing, discount and cost information; (F) information identifying or otherwise concerning employees, independent contractors and consultants; (G) information on new and existing programs and services, prices, terms, and related information; (H) the terms of this Agreement; (I) all information marked, or otherwise designated, as confidential by the Company or any of its Subsidiaries or which Employee should reasonably know is confidential or proprietary information of the Company or any of its Subsidiaries; (J) all information or materials similar or related to any of the foregoing, in whatever form or medium, whether now existing or arising hereafter (and regardless of whether merely stored in the mind of Employee or employees or consultants of the Company or any of its Subsidiaries, or embodied in a tangible form or medium); and (K) all tangible embodiments of any of the foregoing.

(d)

Therefore, Employee agrees that, except as required by law or court order, including, without limitation, depositions, interrogatories, court testimony, and the like (and in such case provided that Employee must give the Company and/or its Subsidiaries, as applicable, prompt written notice of any such legal requirement, disclose no more information than is so required and seek, at the Company’s sole cost and expense, confidential treatment where available and cooperate fully with all efforts by the Company and/or its Subsidiaries to obtain a protective order or similar confidentiality treatment for such information), Employee shall not disclose to any unauthorized person or entity or use for Employee’s own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a direct or indirect result of Employee’s acts or omissions.  Employee shall deliver to the Company at the termination of Employee’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information (including any work product) or the business of the Company and its Subsidiaries which Employee may then possess or have under Employee’s control and if, at any time thereafter, any such materials are brought to Employee’s attention or Employee discovers them in his possession or control, Employee shall deliver such materials to the Company immediately upon such notice or discovery.

11.Enforcement.

(a)

Employee acknowledges and agrees that the Company entered into this Agreement in reliance on the provisions of Section 10 and the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business of the Company and its Subsidiaries and other Confidential Information and goodwill of the Company and its Subsidiaries to the extent and for the periods of time expressly agreed to herein.  Employee acknowledges and agrees that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Employee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its Subsidiaries now existing or to be developed in the future.  Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

(b)	Notwithstanding any provision to the contrary herein, the Company or its Subsidiaries may pursue, at its discretion, enforcement of Section 10 in any court of competent jurisdiction (each, a “Court”).
(c)

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  More specifically, if any Court determines that any of the covenants set forth in Section 10 are overbroad or unreasonable under applicable law in duration, geographical area or scope, the parties to this Agreement specifically agree and authorize such Court to rewrite this Agreement to reflect the maximum duration, geographical area and/or scope permitted under applicable law.

(d)

Because Employee’s services are unique and because Employee has intimate knowledge of and access to confidential information and work product, the parties hereto agree that money damages would not be an adequate remedy for any breach of Section 10, and any breach of the terms of Section 10 would result in irreparable injury and damage to the Company and its Subsidiaries for which the Company and its Subsidiaries would have no adequate remedy at law.  Therefore, in the event of a breach or threatened breach of Section 10, the Company or its successors or assigns, in addition to any other rights and remedies existing in their favor at law or in equity, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a Court in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages.  The terms of this Section 11 shall not prevent the Company or any of its Subsidiaries from pursuing any other available remedies for any breach or threatened breach of this Agreement, including the recovery of damages from Employee.

12.General.  For purposes of this Option and any determinations to be made by the Committee hereunder, the determinations by the Committee shall be binding upon the Employee and any transferee.

13.Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

14.Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Employee.  The Company shall give written notice to the Employee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

15.Compliance with Laws.  The issuance of the Option (and the Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

16.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

17.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

In Witness Whereof, the undersigned Company and Employee each have executed this Non-Qualified Stock Option Agreement as of the date indicated below.

The Company:	BURLINGTON STORES, INC.

By: ____________________________

Name:

Title:

Date:

The Employee:

________________________________

Name:

Date: